Exhibit 99.1

NEWS RELEASE
For more information:
Investors: Joe Selner, Chief Financial Officer, 920-491-7120
Media: Janet L. Ford, VP of Public Relations, 414-278-1890

     Associated earns 37 cents per share in second quarter of 2008, and Board of Directors declares 32 cent dividend
•	Net income of $47.4 million, or $0.37 per share

•	Provision for loan losses of $59 million; net charge offs of $37 million

•	Allowance for loan losses to loans ratio increased to 1.42% at June 30

•	Loans up 9% annualized over March 31

•	Net interest margin of 3.65%, up 7 basis points from first quarter

•	Core fee-based revenue up 12% over first quarter

•	Efficiency ratio improved to 50.75% for second quarter

•	Tangible capital ratio of 6.50%
GREEN BAY, Wis. — July 14, 2008 — Associated Banc-Corp (NASDAQ: ASBC) reported net income of $47.4 million, or $0.37 per share, for the second quarter of 2008. Comparatively, net income was $66.5 million ($0.52 per share) for first quarter 2008 and $75.8 million ($0.59 per share) for the second quarter of 2007. Book value per share rose to $18.46 at June 30, 2008, up 5 percent over a year ago.
Net income was $113.8 million, or $0.89 per share, for the six months ending June 30, 2008, compared to net income of $149.2 million, or $1.16 per share, for the first half of 2007.
Associated’s Board of Directors declared a regular cash dividend of $0.32 per share, payable Aug. 15 to shareholders of record Aug. 7. It is the company’s 154th consecutive quarterly cash dividend. During the second quarter, Associated paid a dividend of $0.32 cents per share, up 3 percent over the second quarter of last year.
A key variance between the 2008 second and first quarter financial results was the provision for loan losses. The provision for second quarter 2008 was $59 million (representing approximately $0.30 per share after tax), compared to $23 million for first quarter (or approximately $0.12 per share after tax). Net charge offs were $37 million for second quarter, compared to $16 million for first quarter, bringing net charge offs to 67 basis points of average loans for the first half of 2008. Six housing-related commercial credits accounted for $21 million of the quarter’s $37 million in net charge offs. The allowance for loan losses to total loans ratio increased to 1.42 percent at June 30, compared to 1.32 percent at March 31, 2008.
Nonperforming loans increased $81 million during the quarter to $289 million at June 30, attributable primarily to 6 commercial credits all related to the housing industry, including five construction credits totaling $51 million and a $20 million commercial credit.
“The increase in allowance for loan losses was principally due to deterioration of collateral values in a number of commercial real estate and other commercial credits related to and affected by the downturn of the housing industry,” said Associated Chairman and CEO Paul S. Beideman. “For the remainder of 2008, we expect nonperforming loans to stabilize at the quarter end levels and net charge offs to continue at levels experienced in the second quarter.”
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ASBC 2Q ’08 page 2 of 2
Net interest income was $173 million for second quarter 2008, up from $165 million for first quarter 2008 and $157 million for the second quarter of 2007, and the net interest margin for the same quarters was 3.65 percent, 3.58 percent and 3.53 percent, respectively. The net interest margin benefited in second quarter 2008 largely from improved loan growth, lower funding costs, and higher average balances of noninterest-bearing demand deposits.
On average, loans were $16.1 billion for the second quarter of 2008, up $0.4 billion or 11 percent annualized over the first quarter of 2008, led by home equity growth (up $0.3 billion) and commercial loan growth (up $0.2 billion). At June 30, 2008, loans were $16.1 billion, up $0.4 billion (9 percent annualized) since March 31.
Deposits, on average, were $13.5 billion for the second quarter of 2008, down $0.2 billion compared to first quarter, primarily attributable to lower time deposits. Average second quarter noninterest-bearing demand deposits were $2.5 billion, up $0.1 billion over first quarter 2008 and $0.1 billion (4 percent) over second quarter 2007.
Core fee-based revenues were $69 million, up $7 million over the first quarter 2008, and up $5 million or 7 percent over the second quarter a year ago, led predominantly by increased service charges on deposit accounts for both comparable periods. Net mortgage banking income of $5 million was down nearly $2 million from first quarter 2008, primarily due to a $2 million increase in first quarter from the adoption of recent accounting standards related to fair value measurement.
Total quarterly noninterest expense was $136 million for both the second and first quarters of 2008 and $133 million for second quarter 2007. The efficiency ratio improved to 50.75% for the current quarter, benefiting from controlled expenses and growth in total revenues.
For 2008 second quarter, the effective tax rate was 26.61 percent, compared to 24.84 percent for first quarter which included a $4 million net reduction to income tax expense related to the resolution of certain tax matters, changes in estimated exposure of uncertain tax positions, and a valuation allowance adjustment on certain deferred tax assets.
“Our financial results show improved net interest income and core fee-based revenues, steady loan growth, and controlled expenses,” said Beideman. “We recognize the challenging environment in which we are operating. Given our revenue momentum and focus on managing credit risks, we believe we have the ability to generate earnings at levels that will contribute to capital.”
Associated will host a conference call for investors and analysts at 10 a.m. Central Time (CT) today, July 14, 2008, rather than as previously announced for July 17. The toll-free dial-in number for the live call is 800-762-8779. The number for international callers is 480-248-5081. Participants should ask the operator for the Associated Banc-Corp second quarter 2008 earnings call, or for call ID number 3901460. A replay of the call will be available starting at 1 p.m. CT July 14, 2008, through Aug. 4, 2008, by calling 800-406-7325 (toll-free) domestically or 303-590-3030 internationally. The call ID number, 3901460, is required to access the replay.
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $22 billion. Associated has approximately 300 banking offices serving 180 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.
Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	June 30,	December 31,	Jun08 vs Dec07	June 30,	Jun08 vs Jun07
(in thousands)	2008	2007	% Change	2007	% Change

Assets
Cash and due from banks	$600,972	$553,031	8.7%	$432,887	38.8%
Interest-bearing deposits in other financial institutions	24,448	11,671	109.5%	10,828	125.8%
Federal funds sold and securities purchased under agreements to resell	35,852	22,447	59.7%	18,729	91.4%
Investment securities available for sale, at fair value	3,574,373	3,543,019	0.9%	3,373,700	5.9%
Loans held for sale	52,058	94,441	(44.9%)	75,135	(30.7%)
Loans	16,149,327	15,516,252	4.1%	15,154,232	6.6%
Allowance for loan losses	(229,605)	(200,570)	14.5%	(206,493)	11.2%

Loans, net	15,919,722	15,315,682	3.9%	14,947,739	6.5%
Premises and equipment, net	191,634	197,446	(2.9%)	198,453	(3.4%)
Goodwill	929,168	929,168	0.0%	929,168	0.0%
Other intangible assets, net	92,621	92,220	0.4%	100,599	(7.9%)
Other assets	881,856	832,958	5.9%	761,902	15.7%

Total assets	$22,302,704	$21,592,083	3.3%	$20,849,140	7.0%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,602,026	$2,661,078	(2.2%)	$2,466,130	5.5%
Interest-bearing deposits, excluding Brokered CDs	10,378,285	10,903,198	(4.8%)	10,859,588	(4.4%)
Brokered CDs	398,423	409,637	(2.7%)	751,900	(47.0%)

Total deposits	13,378,734	13,973,913	(4.3%)	14,077,618	(5.0%)
Short-term borrowings	4,923,462	3,226,787	52.6%	2,416,371	103.8%
Long-term funding	1,436,349	1,864,771	(23.0%)	1,932,194	(25.7%)
Accrued expenses and other liabilities	210,277	196,907	6.8%	194,046	8.4%

Total liabilities	19,948,822	19,262,378	3.6%	18,620,229	7.1%
Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,279	1,278	0.1%	1,278	0.1%
Surplus	1,048,158	1,040,694	0.7%	1,038,517	0.9%
Retained earnings	1,324,476	1,305,136	1.5%	1,250,989	5.9%
Accumulated other comprehensive loss	(20,031)	(2,498)	701.9%	(38,714)	(48.3%)
Treasury stock, at cost	—	(14,905)	(100.0%)	(23,159)	(100.0%)

Total stockholders’ equity	2,353,882	2,329,705	1.0%	2,228,911	5.6%

Total liabilities and stockholders’ equity	$22,302,704	$21,592,083	3.3%	$20,849,140	7.0%

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended			For The Six Months Ended
	June 30,		Quarter	June 30,		Year-to-Date
(in thousands, except per share amounts)	2008	2007	% Change	2008	2007	% Change

Interest Income
Interest and fees on loans	$237,727	$276,981	(14.2%)	$492,780	$550,942	(10.6%)
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	31,878	30,583	4.2%	63,230	61,109	3.5%
Tax-exempt	9,776	9,785	(0.1%)	20,035	19,579	2.3%
Interest on federal funds sold and securities purchased under agreements to resell	213	324	(34.3%)	419	507	(17.4%)

Total interest income	279,594	317,673	(12.0%)	576,464	632,137	(8.8%)
Interest Expense
Interest on deposits	63,655	101,780	(37.5%)	145,161	200,079	(27.4%)
Interest on short-term borrowings	24,363	35,423	(31.2%)	52,536	70,606	(25.6%)
Interest on long-term funding	18,844	22,995	(18.1%)	40,918	44,931	(8.9%)

Total interest expense	106,862	160,198	(33.3%)	238,615	315,616	(24.4%)

Net Interest Income	172,732	157,475	9.7%	337,849	316,521	6.7%
Provision for loan losses	59,001	5,193	1036.2%	82,003	10,275	698.1%

Net interest income after provision for loan losses	113,731	152,282	(25.3%)	255,846	306,246	(16.5%)
Noninterest Income
Trust service fees	10,078	10,711	(5.9%)	20,152	21,020	(4.1%)
Service charges on deposit accounts	30,129	25,545	17.9%	53,813	48,567	10.8%
Card-based and other nondeposit fees	12,301	11,711	5.0%	23,726	23,034	3.0%
Retail commissions	16,004	15,773	1.5%	32,119	31,252	2.8%
Mortgage banking, net	5,395	9,696	(44.4%)	12,340	19,246	(35.9%)
Bank owned life insurance income	4,997	4,365	14.5%	9,858	8,529	15.6%
Asset sale gains (losses), net	(731)	442	(265.4%)	(1,187)	2,325	(151.1%)
Investment securities gains (losses), net	(718)	6,075	(111.8%)	(3,658)	7,110	(151.4%)
Other	9,170	7,170	27.9%	22,090	13,105	68.6%

Total noninterest income	86,625	91,488	(5.3%)	169,253	174,188	(2.8%)
Noninterest Expense
Personnel expense	78,066	76,277	2.3%	153,709	150,324	2.3%
Occupancy	12,026	11,321	6.2%	25,290	22,908	10.4%
Equipment	4,653	4,254	9.4%	9,250	8,648	7.0%
Data processing	8,250	7,832	5.3%	15,371	15,510	(0.9%)
Business development and advertising	5,137	5,068	1.4%	10,178	9,473	7.4%
Other intangible amortization	1,568	1,718	(8.7%)	3,137	3,379	(7.2%)
Other	26,121	26,174	(0.2%)	55,198	50,538	9.2%

Total noninterest expense	135,821	132,644	2.4%	272,133	260,780	4.4%

Income before income taxes	64,535	111,126	(41.9%)	152,966	219,654	(30.4%)
Income tax expense	17,176	35,301	(51.3%)	39,142	70,434	(44.4%)

Net Income	$47,359	$75,825	(37.5%)	$113,824	$149,220	(23.7%)

Earnings Per Share:
Basic	$0.37	$0.59	(37.3%)	$0.89	$1.17	(23.9%)
Diluted	$0.37	$0.59	(37.3%)	$0.89	$1.16	(23.3%)
Average Shares Outstanding:
Basic	127,433	127,606	(0.1%)	127,365	127,796	(0.3%)
Diluted	127,964	128,750	(0.6%)	127,880	129,034	(0.9%)

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	2Q08	1Q08	4Q07	3Q07	2Q07

Interest Income
Interest and fees on loans	$237,727	$255,053	$277,647	$283,330	$276,981
Interest and dividends on investment securities and deposits in other financial institutions
Taxable	31,878	31,352	30,712	31,140	30,583
Tax-exempt	9,776	10,259	10,394	9,924	9,785
Interest on federal funds sold and securities purchased under agreements to resell	213	206	214	214	324

Total interest income	279,594	296,870	318,967	324,608	317,673
Interest Expense
Interest on deposits	63,655	81,506	98,678	104,596	101,780
Interest on short-term borrowings	24,363	28,173	32,470	31,548	35,423
Interest on long-term funding	18,844	22,074	23,600	25,391	22,995

Total interest expense	106,862	131,753	154,748	161,535	160,198

Net Interest Income	172,732	165,117	164,219	163,073	157,475
Provision for loan losses	59,001	23,002	15,501	8,733	5,193

Net interest income after provision for loan losses	113,731	142,115	148,718	154,340	152,282
Noninterest Income
Trust service fees	10,078	10,074	10,723	10,886	10,711
Service charges on deposit accounts	30,129	23,684	25,866	26,609	25,545
Card-based and other nondeposit fees	12,301	11,425	12,088	12,436	11,711
Retail commissions	16,004	16,115	14,917	15,476	15,773

Total core fee-based revenue	68,512	61,298	63,594	65,407	63,740
Mortgage banking, net	5,395	6,945	498	3,006	9,696
Bank owned life insurance income	4,997	4,861	4,240	4,650	4,365
Asset sale gains (losses), net	(731)	(456)	11,062	2,220	442
Investment securities gains (losses), net	(718)	(2,940)	(815)	1,879	6,075
Other	9,170	12,920	7,094	7,758	7,170

Total noninterest income	86,625	82,628	85,673	84,920	91,488
Noninterest Expense
Personnel expense	78,066	75,643	76,487	76,617	76,277
Occupancy	12,026	13,264	11,784	11,967	11,321
Equipment	4,653	4,597	4,820	4,440	4,254
Data processing	8,250	7,121	8,189	7,991	7,832
Business development and advertising	5,137	5,041	5,482	4,830	5,068
Other intangible amortization	1,568	1,569	1,758	1,979	1,718
Other	26,121	29,077	31,582	26,185	26,174

Total noninterest expense	135,821	136,312	140,102	134,009	132,644

Income before income taxes	64,535	88,431	94,289	105,251	111,126
Income tax expense	17,176	21,966	29,498	33,510	35,301

Net Income	$47,359	$66,465	$64,791	$71,741	$75,825

Earnings Per Share:
Basic	$0.37	$0.52	$0.51	$0.57	$0.59
Diluted	$0.37	$0.52	$0.51	$0.56	$0.59
Average Shares Outstanding:
Basic	127,433	127,298	127,095	126,958	127,606
Diluted	127,964	127,825	127,835	127,847	128,750

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	YTD 2008	YTD 2007	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007	3rd Qtr 2007	2nd Qtr 2007

Summary of Operations
Net interest income	$337,849	$316,521	$172,732	$165,117	$164,219	$163,073	$157,475
Provision for loan losses	82,003	10,275	59,001	23,002	15,501	8,733	5,193
Asset sale gains (losses), net	(1,187)	2,325	(731)	(456)	11,062	2,220	442
Investment securities gains (losses), net	(3,658)	7,110	(718)	(2,940)	(815)	1,879	6,075
Noninterest income (excluding securities & asset gains)	174,098	164,753	88,074	86,024	75,426	80,821	84,971
Noninterest expense	272,133	260,780	135,821	136,312	140,102	134,009	132,644
Income before income taxes	152,966	219,654	64,535	88,431	94,289	105,251	111,126
Income taxes	39,142	70,434	17,176	21,966	29,498	33,510	35,301
Net income	113,824	149,220	47,359	66,465	64,791	71,741	75,825
Taxable equivalent adjustment	13,910	13,284	6,814	7,096	7,119	6,856	6,724

Per Common Share Data (1)
Net income:
Basic	$0.89	$1.17	$0.37	$0.52	$0.51	$0.57	$0.59
Diluted	0.89	1.16	0.37	0.52	0.51	0.56	0.59
Dividends	0.63	0.60	0.32	0.31	0.31	0.31	0.31
Market Value:
High	$29.23	$35.43	$29.23	$28.86	$30.49	$33.05	$33.49
Low	19.29	32.14	19.29	22.60	25.23	26.86	32.14
Close	19.29	32.70	19.29	26.63	27.09	29.63	32.70
Book value	18.46	17.56	18.46	18.71	18.32	18.04	17.56

Performance Ratios (annualized)
Earning assets yield	6.07%	7.01%	5.82%	6.33%	6.88%	7.05%	6.99%
Interest-bearing liabilities rate	2.86	4.04	2.53	3.19	3.82	4.02	4.06
Net interest margin	3.61	3.57	3.65	3.58	3.62	3.62	3.53
Return on average assets	1.05	1.47	0.87	1.25	1.23	1.38	1.48
Return on average equity	9.67	13.42	8.01	11.34	11.23	12.69	13.49
Return on tangible average equity (2)	16.36	22.89	13.51	19.26	19.50	22.42	23.14
Efficiency ratio (3)	51.75	52.73	50.75	52.79	56.78	53.44	53.23
Effective tax rate	25.59	32.07	26.61	24.84	31.28	31.84	31.77
Dividend payout ratio (4)	70.79	51.28	86.49	59.62	60.78	54.39	52.54

Average Balances
Assets	$21,712,707	$20,466,452	$21,975,451	$21,449,963	$20,935,023	$20,678,498	$20,558,803
Earning assets	19,515,429	18,519,978	19,754,651	19,276,208	18,849,079	18,685,978	18,605,024
Interest-bearing liabilities	16,801,778	15,755,186	16,992,508	16,611,047	16,090,488	15,941,683	15,834,843
Loans	15,914,526	15,020,844	16,120,732	15,708,321	15,301,761	15,183,444	15,082,850
Deposits	13,568,535	13,630,815	13,493,511	13,643,559	13,760,991	13,940,970	13,702,872
Wholesale funding	5,622,248	4,472,630	5,950,699	5,293,797	4,750,471	4,386,354	4,482,437
Stockholders’ equity	2,367,799	2,241,460	2,377,841	2,357,757	2,289,522	2,242,665	2,253,872
Stockholders’ equity / assets	10.91%	10.95%	10.82%	10.99%	10.94%	10.85%	10.96%

At Period End
Assets			$22,302,704	$21,903,753	$21,592,083	$20,940,007	$20,849,140
Loans			16,149,327	15,785,283	15,516,252	15,174,758	15,154,232
Allowance for loan losses			229,605	207,602	200,570	200,560	206,493
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			54,725	51,013	51,187	53,636	55,829
Other intangible assets			37,896	39,464	41,033	42,791	44,770
Deposits			13,378,734	13,882,174	13,973,913	14,158,369	14,077,618
Wholesale funding			6,359,811	5,388,923	5,091,558	4,283,396	4,348,565
Stockholders’ equity			2,353,882	2,382,418	2,329,705	2,291,182	2,228,911
Stockholders’ equity / assets			10.55%	10.88%	10.79%	10.94%	10.69%
Tangible equity / tangible assets (5)			6.50%	6.75%	6.59%	6.61%	6.31%
Shares outstanding, end of period			127,537	127,365	127,160	127,035	126,910
Shares repurchased during period, including settlements (6)			—	—	—	11	2,000
Average per share cost of shares repurchased during period (6)			$—	$—	$—	$—	$32.81
YTD shares repurchased during period, including settlements (6)			—	—	3,920	3,920	3,909
YTD average per share cost of shares repurchased during period (6)			$—	$—	$34.15	$34.15	$34.24

Selected trend information
Average full time equivalent employees			5,179	5,093	5,095	5,200	5,069
Trust assets under management, at market value			$5,900,000	$6,000,000	$6,100,000	$6,200,000	$6,100,000
Mortgage loans originated for sale during period			431,757	516,780	333,331	353,233	455,928
Mortgage portfolio serviced for others			6,584,000	6,472,000	6,403,000	6,297,000	6,571,000
Mortgage servicing rights, net / Portfolio serviced for others			0.83%	0.79%	0.80%	0.85%	0.85%

(1)	Per share data adjusted retroactively for stock splits and stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gain, net, and asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

(6)	Does not include shares repurchased for minimum tax withholding settlements on equity compensation.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended			Six months ended
	June 30,			June 30,
(in thousands)	2008	2007	% Change	2008	2007	% Change

Allowance for Loan Losses
Beginning balance	$207,602	$203,495	2.0%	$200,570	$203,481	(1.4%)
Balance related to acquisition	—	2,991	N/M	—	2,991	N/M
Provision for loan losses	59,001	5,193	1036.2%	82,003	10,275	698.1%
Charge offs	(38,238)	(7,258)	426.8%	(57,732)	(14,127)	308.7%
Recoveries	1,240	2,072	(40.2%)	4,764	3,873	23.0%

Net charge offs	(36,998)	(5,186)	613.4%	(52,968)	(10,254)	416.6%

Ending balance	$229,605	$206,493	11.2%	$229,605	$206,493	11.2%

Credit Quality

			Jun08 vs Mar08				Jun08 vs Jun07
	Jun 30, 2008	Mar 31, 2008	% Change	Dec 31, 2007	Sept 30, 2007	Jun 30, 2007	% Change

Nonaccrual loans	$277,100	$197,498	40.3%	$152,528	$142,509	$171,303	61.8%
Loans 90 or more days past due and still accruing	11,762	9,959	18.1%	10,118	8,163	8,446	39.3%
Restructured loans	—	—	0.0%	—	—	—	0.0%

Total nonperforming loans	288,862	207,457	39.2%	162,646	150,672	179,749	60.7%
Other real estate owned (OREO)	46,579	26,798	73.8%	26,489	20,866	19,237	142.1%

Total nonperforming assets	$335,441	$234,255	43.2%	$189,135	$171,538	$198,986	68.6%

Provision for loan losses	59,001	23,002	156.5%	15,501	8,733	5,193	1036.2%
Net charge offs	36,998	15,970	131.7%	15,491	14,666	5,186	613.4%

Allowance for loan losses / loans	1.42%	1.32%		1.29%	1.32%	1.36%
Allowance for loan losses / nonperforming loans	79.49	100.07		123.32	133.11	114.88
Nonperforming loans / total loans	1.79	1.31		1.05	0.99	1.19
Nonperforming assets / total loans plus OREO	2.07	1.48		1.22	1.13	1.31
Nonperforming assets / total assets	1.50	1.07		0.88	0.82	0.95
Net charge offs / average loans (annualized)	0.92	0.41		0.40	0.38	0.14
Year-to-date net charge offs / average loans (annualized)	0.67	0.41		0.27	0.22	0.14

Nonperforming loans by type:
Commercial, financial & agricultural	$78,731	$54,919	43.4%	$32,610	$35,695	$37,230	111.5%
Commercial real estate	42,280	37,367	13.1%	35,049	42,447	60,406	(30.0%)
Real estate — construction	110,717	56,456	96.1%	39,837	26,602	35,796	209.3%
Lease financing	522	1,316	(60.3%)	1,323	79	63	728.6%

Total commercial	232,250	150,058	54.8%	108,819	104,823	133,495	74.0%
Home equity	23,555	18,488	27.4%	16,209	13,529	13,662	72.4%
Installment	5,184	4,184	23.9%	3,881	3,290	3,043	70.4%

Total retail	28,739	22,672	26.8%	20,090	16,819	16,705	72.0%
Residential mortgage	27,873	34,727	(19.7%)	33,737	29,030	29,549	(5.7%)

Total nonperforming loans	$288,862	$207,457	39.2%	$162,646	$150,672	$179,749	60.7%

Period End Loan Composition

			Jun08 vs Mar08				Jun08 vs Jun07
	Jun 30, 2008	Mar 31, 2008	% Change	Dec 31, 2007	Sept 30, 2007	Jun 30, 2007	% Change

Commercial, financial & agricultural	$4,423,192	$4,458,639	(0.8%)	$4,281,091	$3,935,976	$3,958,911	11.7%
Commercial real estate	3,583,877	3,585,779	(0.1%)	3,635,365	3,656,937	3,703,464	(3.2%)
Real estate — construction	2,351,401	2,273,125	3.4%	2,260,766	2,215,264	2,137,276	10.0%
Lease financing	124,661	118,613	5.1%	108,794	95,644	88,967	40.1%

Total commercial	10,483,131	10,436,156	0.5%	10,286,016	9,903,821	9,888,618	6.0%
Home equity (a)	2,757,684	2,387,223	15.5%	2,269,122	2,230,640	2,144,357	28.6%
Installment	826,895	842,564	(1.9%)	841,136	866,185	865,474	(4.5%)

Total retail	3,584,579	3,229,787	11.0%	3,110,258	3,096,825	3,009,831	19.1%
Residential mortgage	2,081,617	2,119,340	(1.8%)	2,119,978	2,174,112	2,255,783	(7.7%)

Total loans	$16,149,327	$15,785,283	2.3%	$15,516,252	$15,174,758	$15,154,232	6.6%

(a)	Home equity includes home equity lines and residential mortgage junior liens.
Period End Deposit Composition

			Jun08 vs Mar08				Jun08 vs Jun07
	Jun 30, 2008	Mar 31, 2008	% Change	Dec 31, 2007	Sept 30, 2007	Jun 30, 2007	% Change

Noninterest-bearing demand	$2,602,026	$2,516,265	3.4%	$2,661,078	$2,407,026	$2,466,130	5.5%
Savings	921,000	891,806	3.3%	853,618	919,891	966,673	(4.7%)
Interest-bearing demand	1,697,910	1,788,404	(5.1%)	1,947,551	1,881,235	1,900,227	(10.6%)
Money market	3,917,505	3,972,080	(1.4%)	3,923,063	3,770,487	3,564,539	9.9%
Brokered CDs	398,423	731,398	(45.5%)	409,637	800,422	751,900	(47.0%)
Other time deposits	3,841,870	3,982,221	(3.5%)	4,178,966	4,379,308	4,428,149	(13.2%)

Total deposits	$13,378,734	$13,882,174	(3.6%)	$13,973,913	$14,158,369	$14,077,618	(5.0%)

Network transaction deposits included above in interest-bearing demand and money market	$620,440	$610,351	1.7%	$664,982	$483,100	$536,448	15.7%
Customer repo sweeps (b)	$667,720	$789,218	(15.4%)	$844,414	$874,737	$900,964	(25.9%)

(b)	Included within short-term borrowings.

N/M — Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Six months ended June 30, 2008			Six months ended June 30, 2007
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$10,412,253	$314,859	6.08%	$9,697,338	$360,976	7.51%
Residential mortgage	2,215,641	66,325	6.00	2,345,020	71,331	6.10
Retail	3,286,632	113,484	6.93	2,978,486	120,172	8.10

Total loans	15,914,526	494,668	6.24	15,020,844	552,479	7.41
Investments and other	3,600,903	95,706	5.32	3,499,134	92,942	5.31

Total earning assets	19,515,429	590,374	6.07	18,519,978	645,421	7.01
Other assets, net	2,197,278			1,946,474

Total assets	$21,712,707			$20,466,452

Interest-bearing liabilities:
Savings deposits	$885,883	$2,091	0.47%	$905,620	$1,911	0.43%
Interest-bearing demand deposits	1,802,280	9,765	1.09	1,816,668	17,684	1.96
Money market deposits	3,919,573	42,000	2.15	3,771,053	71,265	3.81
Time deposits, excluding Brokered CDs	3,968,095	80,970	4.10	4,325,023	97,001	4.52

Total interest-bearing deposits, excluding Brokered CDs	10,575,831	134,826	2.56	10,818,364	187,861	3.50
Brokered CDs	603,699	10,335	3.44	464,192	12,218	5.31

Total interest-bearing deposits	11,179,530	145,161	2.61	11,282,556	200,079	3.58
Wholesale funding	5,622,248	93,454	3.34	4,472,630	115,537	5.20

Total interest-bearing liabilities	16,801,778	238,615	2.86	15,755,186	315,616	4.04
Noninterest-bearing demand deposits	2,389,005			2,348,259
Other liabilities	154,125			121,547
Stockholders’ equity	2,367,799			2,241,460

Total liabilities and stockholders’ equity	$21,712,707			$20,466,452

Net interest income and rate spread (1)		$351,759	3.21%		$329,805	2.97%

Net interest margin (1)			3.61%			3.57%
Taxable equivalent adjustment		$13,910			$13,284

	Three months ended June 30, 2008			Three months ended June 30, 2007
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$10,501,226	$150,134	5.75%	$9,811,861	$182,536	7.46%
Residential mortgage	2,195,007	32,530	5.94	2,333,225	35,948	6.17
Retail	3,424,499	56,010	6.57	2,937,764	59,351	8.09

Total loans	16,120,732	238,674	5.95	15,082,850	277,835	7.38
Investments and other	3,633,919	47,734	5.25	3,522,174	46,562	5.29

Total earning assets	19,754,651	286,408	5.82	18,605,024	324,397	6.99
Other assets, net	2,220,800			1,953,779

Total assets	$21,975,451			$20,558,803

Interest-bearing liabilities:
Savings deposits	$910,930	$1,009	0.45%	$928,207	$1,110	0.48%
Interest-bearing demand deposits	1,796,373	3,774	0.84	1,833,762	9,097	1.99
Money market deposits	3,864,739	17,546	1.83	3,723,407	35,172	3.79
Time deposits, excluding Brokered CDs	3,892,910	37,229	3.85	4,339,520	49,407	4.57

Total interest-bearing deposits, excluding Brokered CDs	10,464,952	59,558	2.29	10,824,896	94,786	3.51
Brokered CDs	576,857	4,097	2.86	527,510	6,994	5.32

Total interest-bearing deposits	11,041,809	63,655	2.32	11,352,406	101,780	3.60
Wholesale funding	5,950,699	43,207	2.92	4,482,437	58,418	5.23

Total interest-bearing liabilities	16,992,508	106,862	2.53	15,834,843	160,198	4.06
Noninterest-bearing demand deposits	2,451,702			2,350,466
Other liabilities	153,400			119,622
Stockholders’ equity	2,377,841			2,253,872

Total liabilities and stockholders’ equity	$21,975,451			$20,558,803

Net interest income and rate spread (1)		$179,546	3.29%		$164,199	2.93%

Net interest margin (1)			3.65%			3.53%
Taxable equivalent adjustment		$6,814			$6,724

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.